EXHIBIT - 21

SUBSIDIARIES OF REGISTRANT	STATE OF INCORPORATION
North Fork Bank	New York
Superior Savings of New England, N.A. NFB Investment Services Corporation	Office of the Comptroller of the Currency New York
Amivest Corporation	Delaware
North Fork Capital Trust I	New York
North Fork Capital Trust II	New York
Reliance Capital Trust I	Delaware
North Fork Capital Corp.	New York

SUBSIDIARIES OF NORTH FORK BANK
Home Fed Realty Corporation	Delaware
NFB Funding, Inc.	New Jersey
NFB Agency Corporation	New York
NFB Development Corp.	New York
Cutchco Corp.	New York
Clare-Elm Corp.	New York
Compass Food Service Corp.	New York
Auto Group Services Corp.	New York
All Points Capital Corp.	New York
RHJ Holdings, Inc.	New York
CBMC Inc. (d/b/a Money Centers)	New York
NFB Maritime, Inc. (d/b/a First New England Financial)	New York
Reliance Preferred Funding Corporation	Delaware
Jamsab Realty Corp.	New York
Omni Commercial, LLC	New York
New Commercial Bank of New York	New York
Twin Forks Mortgage Corp.	New Jersey
North Fork Capital Source Group, Inc.	New York